Exhibit 99.1

                Alamosa Reports Third Quarter Customer Results;
            Announces Earnings Release & Conference Call Schedule@<

Third Quarter Customer Results:
* Net subscriber additions were approximately 16,000
* Customer churn was approximately 2.9 percent, up from 2.5 percent in the second quarter, but down from 3.8 percent in the same quarter one year ago
* Total subscribers were approximately 693,000 at September 30, 2003, an increase of approximately two percent from June 30, 2003

Third Quarter Earnings Release and Conference Call:
* Results will be released after the market closes on November 6, 2003
* Conference call will be held at 9:00 a.m. Eastern on November 7, 2003


LUBBOCK, Texas, Oct. 23 /PRNewswire-FirstCall/ -- Alamosa Holdings, Inc.
(OTC Bulletin Board: ALMO), the largest (based on number of subscribers) PCS Affiliate of Sprint (NYSE: FON, PCS), which operates the largest all-digital, all-CDMA Third-Generation (3G) wireless network in the United States, today reported third quarter 2003 customer results for subscriber additions, customer churn and total subscribers. It also announced the schedule for its third quarter earnings release and conference call.


Third Quarter Subscriber and Churn Results

Net subscriber additions for the third quarter of 2003 totaled approximately 16,000. The customer churn rate was approximately 2.9 percent for the third quarter of 2003, up from 2.5 percent in the second quarter of 2003, but down significantly from 3.8 percent in the same quarter one year ago. Total subscribers were approximately 693,000 at September 30, 2003, an increase of approximately 2.4 percent and 17.3 percent from June 30, 2003 and September 30, 2002, respectively.

"As expected, our customer churn increased during the third quarter directly impacting our net customer results," said David E. Sharbutt, Chairman and Chief Executive Officer of Alamosa Holdings, Inc. "This was still a positive quarter for Alamosa with increased prime customer additions to our base and progress being made on our current debt exchange offer that now has more than 68% support of existing note holders. We are focused on finishing out the year strong to achieve record financial performance for Alamosa in 2003."


Third Quarter 2003 Earnings Release & Conference Call

Alamosa will release its full third quarter 2003 results on Thursday, November 6, 2003, after the close of the market. In conjunction with the release, Alamosa has scheduled a conference call, which will be broadcast live over the Internet, on Friday, November 7, 2003, at 9:00 a.m. Eastern Time.


What: Alamosa Holdings Third Quarter Earnings Conference Call
When: Friday, November 7, 2003, at 9:00 a.m. Eastern Time
How: Live via phone - By dialing 913-981-5572 and asking for the Alamosa call 10 minutes prior to the start time or listen live over the Internet by logging on to www.alamosapcs.com or www.fulldisclosure.com.

ABOUT ALAMOSA

Alamosa Holdings, Inc. is the largest PCS Affiliate of Sprint based on number of subscribers. Alamosa has the exclusive right to provide digital wireless mobile communications network services under the Sprint brand throughout its designated territory located in Texas, New Mexico, Oklahoma, Arizona, Colorado, Utah, Wisconsin, Minnesota, Missouri, Washington, Oregon, Arkansas, Kansas, Illinois and California. Alamosa's territory includes licensed population of 15.8 million residents.


ABOUT SPRINT

Sprint operates the largest, 100-percent digital, nationwide wireless network in the United States, serving more than 4,000 cities and communities across the country. Sprint has licensed PCS coverage of more than 280 million people in all 50 states, Puerto Rico and the U.S. Virgin Islands. In August 2002, Sprint became the first wireless carrier in the country to launch next generation services nationwide delivering faster speeds and advanced applications on PCS Vision Phones and devices. For more information on products and services, visit www.sprint.com/mr. PCS is a wholly-owned tracking stock of Sprint Corporation trading on the NYSE under the symbol "PCS." Sprint is a global integrated communications provider serving more than 26 million customers in over 100 countries. With approximately 70,000 employees worldwide and nearly $27 billion in annual revenues, Sprint is widely recognized for developing, engineering and deploying state-of-the art network technologies.


FORWARD LOOKING STATEMENTS

Statements contained in this news release that are forward-looking statements, such as statements containing terms such as can, may, will, expect, plan, and similar terms, are subject to various risks and uncertainties. Such forward-looking statements are made pursuant to the "safe-harbor" provisions of the private Securities Litigation Reform Act of 1995 and are made based on management's current expectations or beliefs as well as assumptions made by, and information currently available to, management. A variety of factors could cause actual results to differ materially from those anticipated in Alamosa's forward-looking statements, including the following factors: Alamosa's dependence on its affiliation with Sprint; shifts in populations or network focus; changes or advances in technology; changes in Sprint's national service plans or fee structure with us; change in population; difficulties in network construction; increased competition in our markets; adverse changes in financial position, condition or results of operations. For a detailed discussion of these and other cautionary statements and factors that could cause actual results to differ from Alamosa's forward-looking statements, please refer to Alamosa's filings with the Securities and Exchange Commission, especially in the "risk factors" sections of Alamosa's Annual Report on Form 10-K for the year ended December 31, 2002 and in subsequent filings with the Securities and Exchange Commission.



SOURCE Alamosa Holdings, Inc.
-0- 10/23/2003
/CONTACT: Jon D. Drake, Director of Investor Relations of Alamosa
Holdings, Inc., +1-806-722-1455, or e-mail, jdrake@alamosapcs.com/ /Audio: http://www.fulldisclosure.com /
/Web site: http://www.sprint.com/mr /
/Web site: http://www.alamosapcs.com /
(ALMO FON PCS)

CO: Alamosa Holdings, Inc.; Sprint
ST: Texas
IN: TLS OTC
SU: CCA